As filed with the Securities and Exchange Commission On January 29, 1999

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           INTERNATIONAL ISOTOPES INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Texas                                              74-2763837
---------------------------------------                      -------------------
   (State or other jurisdiction of                                 (I.R.S.
Employer incorporation or organization)                      Identification No.)

          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                            Ira Lon Morgan, Chairman
                             3100 Jim Christal Road
                               Denton, Texas 76207
                                 (940) 484-9492

            INTERNATIONAL ISOTOPES INC. 1997 LONG TERM INCENTIVE PLAN
                            (Full title of the Plan)
                             ----------------------
                               Dr. Ira Lon Morgan
                              Chairman of the Board
                               3100 Christal Road
                               Denton, Texas 76207
                     (Name and address of agent for service)
                                 (940) 484-9492
          (Telephone number, including area code, of agent for service)
                              ---------------------
                                    Copy to:
                                Curtis R. Ashmos
                            Locke Liddell & Sapp LLP
                             100 Congress, Suite 300
                               Austin, Texas 78701
                                 (512) 305-4716
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
                                         Proposed         Proposed
     Title of                             Maximum          Maximum
 Securities to be     Amount to be     Offering Price  Aggregate Offering      Amount of
    Registered         Registered       Per Share (1)     Price (1)         Registration Fee
-------------------------------------------------------------------------------------------
Common Stock,         600,000 shares      $12.25           $7,350,000           $2,168.25
$.01 par value
-------------------------------------------------------------------------------------------

        (1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, (the "Act") solely for purposes of calculating the registration fee, based on the closing sales price reported on the Nasdaq SmallCap Market on January 27, 1999.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with provisions of Rule 428 under the Securities Act of 1933 (the "Securities Act") and the introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by International Isotopes Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

        (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

        (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB described in (1) above.

        (3) The description of the Common Stock that is contained in the Company's Registration Statement on Form 8-A dated August 1, 1997, filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

        Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liability arising out of their capacity or status as officers and directors.

        Article X of the Company's Restated Articles of Incorporation provides as follows:

        The corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Texas Business Corporation Act, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article X is in effect. Any repeal or amendment of this
        Article X shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment of this Article X and shall include the right to be paid or reimbursed by the corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

        The corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

        To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Article X shall extend to proceedings involving the negligence of such person.

        As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

        The Company has obtained liability insurance coverage for its officers and directors which will entitle the Company to be reimbursed up to an aggregate of $5 million for certain indemnity payments it may be required or permitted to make to such persons with respect to actions arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         4.1    -     Specimen Stock Certificate of the Company (incorporated
                      by reference to the corresponding Exhibit Number in the Company's Registration Statement on Form SB-2
                      (Registration No. 333-26269) filed with the Securities and Exchange Commission on May 1, 1997.

         4.2    -     Articles of Incorporation of the Company (incorporated
                      by reference to Exhibit Number 3.1 in the Company's
                      Registration Statement on Form SB-2 (Registration No.
                      333-26269) filed with the Securities and Exchange
                      Commission on May 1, 1997.

         4.3    -     Bylaws of the  Company (incorporated by reference to
                      Exhibit Number 3.2 in the Company's Registration
                      Statement on Form SB-2 ((Registration No. 333-26269) filed with the Securities and Exchange Commission on May 1, 1997.

         5.1    -     Opinion of Locke Liddell & Sapp LLP.

        23.1    -     Consent of KPMG LLP, Independent Accountants.

        23.2    -     Consent of Locke Liddell & Sapp LLP (included in its
                      opinion filed as Exhibit 5.1).

        24.1    -     Power of Attorney (included on the signature page of this
                      Registration Statement).

        99.1    -     International Isotopes Inc. 1997 Long Term Incentive Plan
                      (incorporated by reference to Exhibit 10.1 to Amendment
                      No. 1 to the Company's Registration Statement on Form SB-2
                      (Registration No. 333-26269) previously filed with the Securities and Exchange Commission)

Item 9. Undertakings.

        The Company herein undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (1) (i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, State of Texas on January 22, 1999.

                                    INTERNATIONAL ISOTOPES INC.

                                    By: /s/ Ira Lon Morgan
                                        -------------------------------------
                                        Ira Lon Morgan, Ph.D.
                                        Chairman of the Board of Directors


                                    By: /s/ Carl W. Seidel
                                        -------------------------------------
                                        Carl W. Seidel
                                        President, Chief Executive Officer
                                        and Director

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ira Lon Morgan, Ph.D. and Carl W. Seidel, each of them or an one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents and each of them or any of them, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                           Title                              Date
        ---------                           -----                              ----
/s/ Ira Lon Morgan            Chairman of the Board of Directors          January 22, 1999
---------------------------   and Treasurer
    Ira Lon Morgan, Ph.D.


/s/ Carl W. Seidel            President, Chief Executive Officer          January 22, 1999
---------------------------   and Director (Principal Executive Officer)
    Carl W. Seidel


/s/ Tommy L. Thompson         Executive Vice President, Chief Operating   January 22, 1999
---------------------------   Officer and Director
    Tommy L. Thompson


/s/ Joan H. Gillett           Chief Financial Officer (Principal          January 22, 1999
---------------------------   Financial and Principal Accounting
    Joan H. Gillett           Officer)


/s/ Virgil L. Simmons         Senior Vice President of International      January 22,1999
---------------------------   Marketing and Director
    Virgil L. Simmons


/s/ John M. McCormack         Director                                    January 22, 1999
---------------------------
    John M. McCormack

                                      -8-



/s/ William W. Nicholson      Director                                    January 22, 1999
---------------------------
    William W. Nicholson


/s/ Charles LeMaistre         Director                                    January 22, 1999
---------------------------
    Charles LeMaistre, M.D.


/s/ Robert J. Gary            Director                                    January 22, 1999
---------------------------
    Robert J. Gary


----------------------------  Director                                    January ___, 1999
    Frederick J. Bonte, M.D.


                     INDEX TO EXHIBITS


                                                   Sequentially
Exhibit                                              Numbered
 Number                    Exhibit                     Page
-------                    -------
  4.1           Specimen Stock Certificate
                of the Company (incorporated
                by reference to the
                corresponding Exhibit Number
                in the Company's Registration
                Statement on Form SB-2 (Registration
                No. 333-26269) filed with the
                Securities and Exchange
                Commission on May 1, 1997).

  4.2           Articles of Incorporation of
                the Company (incorporated by
                reference to Exhibit Number
                3.1 to the Company's Registration
                Statement on Form SB-2 (Registration
                No. 333-26269) filed with the
                Securities and Exchange
                Commission on May 1, 1997).

  4.3           Bylaws of the Company (incorporated
                by reference to Exhibit Number 3.2
                in the Company's Registration
                Statement on Form SB-2 (Registration
                No. 333-26269) filed with the
                Securities and Exchange commission on
                May 1, 1997).

  5.1           Opinion of Locke Liddell & Sapp LLP.

  23.1          Consent of KPMG LLP, Independent Accountants.

  23.2          Consent of Locke Liddell &
                Sapp LLP (included in  its
                opinion filed as Exhibit
                5.1).

  24.1          Power of Attorney (included
                on the signature page of
                this Registration Statement).

  99.1          International Isotopes Inc.
                1997 Long Term Incentive
                Plan (incorporated by
                reference to Exhibit 10.1 to
                Amendment No. 1 to the
                Company's Registration
                Statement on Form SB-2
                (Registration  No. 333-26269)
                previously filed with the
                Securities and Exchange
                Commission).